Exhibit 99.1
FOR IMMEDIATE RELEASE
February 24, 2010
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Fourth Quarter and Year End 2009 Results
Toledo, Ohio, February 24, 2010 Health Care REIT, Inc. (NYSE:HCN) today announced operating results for the company’s fourth quarter and year ended December 31, 2009.
“This was an unprecedented year for repositioning the company as a whole,” commented George L. Chapman, chairman, CEO and president of Health Care REIT, Inc. “During a difficult economic and capital market environment, we enhanced the portfolio, further strengthened our balance sheet and broadened our team. We delivered over $700 million of high quality development projects while at the same time disposed of non-core assets. The $328 million in disposition proceeds, together with nearly $1 billion of incremental capital raised, funded our investments and allowed us to reduce debt. Throughout 2009, we remained focused on maintaining our operator relationships while exploring new opportunities to prepare the company for its next phase of growth.
“To that end we’ve been very active early in 2010. We expect to complete over $568 million of new investments by April, including a portfolio of medical office buildings leased to Aurora Health Care, a portfolio of senior housing assets with Capital Senior Living, and a life sciences joint venture with Forest City Enterprises that will further diversify our asset base and expand our offerings to our academic medical center clients. We remain optimistic that we will continue to see additional high quality investment opportunities throughout the remainder of the year.”
Recent Highlights and 2009 Accomplishments.
•	Announced gross new investments to-date totaling over $568 million

•	Completed 4Q09 and 2009 gross new investments totaling $208.9 million and $716.6 million, respectively

•	Received $327.8 million in proceeds on property sales and loan payoffs for 2009, generating $45.8 million of gains and prepayment fees

•	Raised $997.5 million in equity and debt capital during 2009

•	Reduced debt to undepreciated book capitalization from 43% at the beginning of 2009 to 35% at year-end

•	Received a ratings outlook upgrade to positive from S&P in December 2009

•	Added to the S&P 500 index in January 2009
Key Performance Indicators.

	4Q09	4Q08	Change	2009	2008	Change
Net income attributable to common stockholders (NICS) per diluted share	$0.26	$0.21	24%	$1.49	$2.76	-46%
Normalized FFO per diluted share	$0.75	$0.82	-9%	$3.13	$3.33	-6%
Normalized FAD per diluted share	$0.70	$0.77	-9%	$2.93	$3.16	-7%
Dividends per common share	$0.68	$0.68	0%	$2.72	$2.70	1%
Normalized FFO Payout Ratio	91%	83%		87%	81%
Normalized FAD Payout Ratio	97%	88%		93%	85%

4Q09 Earnings Release	February 24, 2010
4Q09 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	4Q09	4Q08	Change	4Q09	4Q08	Change	4Q09	4Q08	Change
Per diluted share	$0.26	$0.21	24%	$0.44	$0.30	47%	$0.44	$0.37	19%
Includes impact of:
Gain on sales of real property (1)	$0.13	$0.32
Other items, net (2)	($0.32)	($0.52)		($0.32)	($0.52)		($0.32)	($0.52)
Prepaid/straight-line rent cash receipts (3)							$0.06	$0.12
Per diluted share — normalized (a)				$0.75	$0.82	-9%	$0.70	$0.77	-9%

(a)	Amounts may not sum due to rounding

(1)	$16,487,000 and $33,120,000 of gains in 4Q09 and 4Q08, respectively.

(2)	See FFO and FAD reconciliation exhibits for other items.

(3)	$7,211,000 and $12,602,000 of receipts in 4Q09 and 4Q08, respectively.
2009 Year End Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2009	2008	Change	2009	2008	Change	2009	2008	Change
Per diluted share	$1.49	$2.76	-46%	$2.53	$2.74	-8%	$2.59	$2.87	-10%
Includes impact of:
Gain on sales of real property (1)	$0.38	$1.74
Other items, net (2)	($0.61)	($0.58)		($0.61)	($0.58)		($0.61)	($0.58)
Prepaid/straight-line rent cash receipts (3)							$0.27	$0.30
Per diluted share — normalized (a)				$3.13	$3.33	-6%	$2.93	$3.16	-7%

(a)	Amounts may not sum due to rounding

(1)	$43,394,000 and $163,933,000 of gains in 2009 and 2008, respectively.

(2)	See FFO and FAD reconciliation exhibits for other items.

(3)	$30,674,000 and $28,282,000 of receipts in 2009 and 2008, respectively.
Non-recurring Fourth Quarter 2009 Items. The following items impacted 2009 earnings:
•	$2.4 million of prepayment fees ($0.02 per diluted share) were recognized in connection with the repayment of a mortgage loan on two skilled nursing facilities prior to maturity.

•	$16.5 million of net gains on sales of real estate ($0.13 per diluted share) were recognized in connection with the sale of six skilled nursing facilities, two assisted living facilities and three medical office buildings.

•	$8.1 million of non-recurring income ($0.07 per diluted share) was recognized in connection with the termination of a hospital lease included in discontinued operations.

•	$23.3 million of impairment charges ($0.19 per diluted share) were recognized in connection with a portfolio of five medical office buildings and one hospital that the company intends to sell in 2010. These properties, in addition to two remaining properties previously impaired, have been classified as held-for-sale and historical results have been reclassified to discontinued operations.

•	$23.1 million provision for loan losses ($0.19 per diluted share) were recognized primarily in connection with the write-off of certain loans relating primarily to early stage senior housing operators.
Dividends for Fourth Quarter 2009. As previously announced, the Board of Directors declared a cash dividend for the quarter ended December 31, 2009 of $0.68 per share, as compared to $0.68 per share for the same period in 2008. The cash dividend paid on February 19, 2010 was the company’s 155th consecutive quarterly dividend payment.
Dividends for 2010. The Board of Directors approved a quarterly cash dividend rate of $0.68 per share ($2.72 per share annually), commencing with the May 2010 dividend. The company’s dividend policy is reviewed annually during the Board of Director’s January planning session. The declaration and payment of quarterly dividends remains subject to review by and approval of the Board of Directors.

4Q09 Earnings Release	February 24, 2010
Investments Subsequent to Year End.
•	In February, the company completed the acquisition of a portfolio of 17 medical office buildings located in Wisconsin totaling 1.15 million square feet through a joint venture with Hammes Company. The company’s $192 million investment includes the assumption of $106 million in secured debt at an average rate of 7.35%. The assets will be 100% master leased to Aurora Health Care, an investment grade rated, non-profit health system based in Wisconsin. The initial cash yield to Health Care REIT is 9.1% and the leases have an average remaining term of 13 years.

•	As previously announced in February, the company formed a $668 million joint venture with Forest City Enterprises (NYSE:FCE.A and FCE.B). The company acquired a 49% interest in a seven-building life sciences campus with 1.2 million square feet located in University Park in Cambridge, MA. The value of the company’s investment is $327 million. The company invested $170 million of cash and the joint venture assumed $320 million of non-recourse secured debt with a weighted average interest rate of 7.1%. Projected 2010 cash net operating income for the portfolio is approximately $51 million.

•	The company anticipates completing an acquisition of a portfolio of five assisted living buildings located in Nebraska and Iowa totaling 295 units prior to quarter end. The company’s $49 million investment will include the assumption of $11 million in secured debt at an average rate of 6.14%. The assets will be leased to Capital Senior Living Corporation with an initial term of 15 years and an initial yield of 8.25%.
Outlook for 2010. The company is introducing its 2010 guidance and expects to report net income attributable to common stockholders in a range of $1.43 to $1.58 per diluted share; normalized FFO in a range of $3.10 to $3.25 per diluted share; and normalized FAD in a range of $2.87 to $3.02 per diluted share.
In preparing its guidance, the company made the following assumptions:
•	Investments: Including the first quarter 2010 investments described above, the company expects to complete $1.0 to $1.2 billion of gross investments comprised of new investments totaling $700 to $800 million and funded new development of $300 to $400 million. New investments are expected to generate initial yields of 8% to 8.5%. Development will be capitalized at the company’s average cost of debt (approximately 6.25%) and recorded as a reduction in interest expense until completion. The company also expects to complete approximately $300 million of dispositions at average yields of 11%, resulting in net new investments of $700 to $900 million.

•	Development conversions: The company expects development conversions of approximately $449 million heavily weighted toward the first half of the year. These investments are currently expected to generate initial yields of approximately 8.7% upon conversion based on in-place contracts as of December 31, 2009.

•	Capital: The company expects to raise $85 million of secured debt through HUD at approximately 5% to 5.5% during the first half of 2010. Additionally, the company expects to raise approximately $60 million under its dividend reinvestment plan during the course of 2010.

•	G&A Expenses: The company expects general and administrative expenses of approximately $50 million for 2010. The G&A forecast includes $3.0 million of anticipated expensing of accelerated stock-based compensation in 1Q10 but excludes $2.6 million in expenses relating to a one-time performance-based stock award in January.
The company’s guidance excludes any additional capital transactions, impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see the exhibits for a reconciliation of the outlook for net income available to common stockholders to normalized FFO and FAD.

4Q09 Earnings Release	February 24, 2010
Conference Call Information. The company has scheduled a conference call on Thursday, February 25, 2010 at 10:00 a.m. Eastern Time to discuss its fourth quarter and year end 2009 results, industry trends, portfolio performance and outlook for 2010. Telephone access will be available by dialing 888-346-2469 or 706-758-4923 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through March 11, 2010. To access the rebroadcast, dial 800-642-1687 or 706-645-9291 (international). The conference ID number is 50427137. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same websites. This earnings release is posted on the company’s website under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding net straight-line rental adjustments, amortization related to above/below market leases and amortization of non-cash interest expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions at medical office buildings. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
The company’s supplemental reporting measures and similarly entitled financial measures are widely used by investors and equity analysts in the valuation, comparison and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the exhibits for reconciliations of the supplemental reporting measures.
About Health Care REIT. Health Care REIT, Inc., an S&P 500 company with headquarters in Toledo, Ohio, is a real estate investment trust that invests across the full spectrum of senior housing and health care real estate. The company also provides an extensive array of property management and development services. As of December 31, 2009, the company’s broadly diversified portfolio consisted of 590 properties in 39 states. More information is available on the company’s website at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators/tenants and properties; its occupancy rates; its ability to acquire, develop and/or manage properties; its ability to enter into agreements with viable new tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions to stockholders; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to

4Q09 Earnings Release	February 24, 2010
appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including availability and cost of capital; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies, responding to government investigations and punitive settlements and operators’/tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with profitable results; the failure to make new investments as and when anticipated; acts of God affecting the company’s properties; the company’s ability to re-lease space at similar rates as vacancies occur; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; operator/tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates and operational requirements; liability or contract claims by or against operators/tenants; unanticipated difficulties and/or expenditures relating to future acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

4Q09 Earnings Release	February 24, 2010
HEALTH CARE REIT, INC.
Financial Exhibits
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	December 31,
	2009	2008
Assets
Real estate investments:
Real property owned:
Land and land improvements	$521,055	$504,907
Buildings and improvements	5,185,328	4,653,871
Acquired lease intangibles	127,390	133,324
Real property held for sale, net of accumulated depreciation	45,686	48,054
Construction in progress	456,832	639,419

	6,336,291	5,979,575
Less accumulated depreciation and intangible amortization	(677,851)	(600,781)

Net real property owned	5,658,440	5,378,794
Real estate loans receivable:
Loans receivable	427,363	482,885
Less allowance for losses on loans receivable	(5,183)	(7,500)

Net real estate loans receivable	422,180	475,385

Net real estate investments	6,080,620	5,854,179

Other assets:
Equity investments	5,816	1,030
Deferred loan expenses	22,698	23,579
Cash and cash equivalents	35,476	23,370
Restricted cash	23,237	154,070
Receivables and other assets	199,339	158,803

	286,566	360,852

Total assets	$6,367,186	$6,215,031

Liabilities and equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$140,000	$570,000
Senior unsecured notes	1,653,027	1,831,151
Secured debt	620,995	446,525
Accrued expenses and other liabilities	145,713	129,070

Total liabilities	2,559,735	2,976,746

Equity:
Preferred stock	288,683	289,929
Common stock	123,385	104,635
Capital in excess of par value	3,900,666	3,204,690
Treasury stock	(7,619)	(5,145)
Cumulative net income	1,547,669	1,354,400
Cumulative dividends	(2,057,658)	(1,723,819)
Accumulated other comprehensive income	(2,891)	(1,113)
Other equity	4,804	4,105

Total Health Care REIT, Inc. stockholders’ equity	3,797,039	3,227,682
Noncontrolling interests	10,412	10,603

Total equity	3,807,451	3,238,285

Total liabilities and equity	$6,367,186	$6,215,031

4Q09 Earnings Release	February 24, 2010
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Rental income	$133,037	$125,350	$520,300	$475,822
Interest income	10,246	10,886	40,885	40,063
Other income	1,578	4,865	5,388	10,521
Prepayment fees	2,400	0	2,400	0

Gross revenues	147,261	141,101	568,973	526,406

Expenses:
Interest expense	25,154	30,353	106,231	130,153
Property operating expenses	11,454	10,989	45,896	42,634
Depreciation and amortization	40,576	38,387	157,049	144,361
General and administrative expenses	10,908	13,501	49,691	47,193
Realized loss on derivatives	0	21,880	0	23,393
Loss (gain) on extinguishment of debt	410	0	25,107	(2,094)
Provision for loan losses	23,121	94	23,261	94

Total expenses	111,623	115,204	407,235	385,734

Income from continuing operations before income taxes	35,638	25,897	161,738	140,672

Income tax expense	(151)	(136)	(168)	(1,306)

Income from continuing operations	35,487	25,761	161,570	139,366

Discontinued operations:
Gain (loss) on sales of properties	16,487	33,120	43,394	163,933
Impairment of assets	(23,350)	(32,648)	(25,223)	(32,648)
Income from discontinued operations, net	8,214	1,155	13,186	12,774

	1,351	1,627	31,357	144,059

Net income	36,838	27,388	192,927	283,425
Less: Preferred dividends	5,520	5,541	22,079	23,201
Net income attributable to noncontrolling interests	(382)	(2)	(342)	126

Net income attributable to common stockholders	$31,700	$21,849	$171,190	$260,098

Average number of common shares outstanding:
Basic	122,700	103,329	114,207	93,732
Diluted	123,105	103,840	114,612	94,309

Net income attributable to common stockholders per share:
Basic	$0.26	$0.21	$1.50	$2.77
Diluted	0.26	0.21	1.49	2.76

Common dividends per share	$0.68	$0.68	$2.72	$2.70

4Q09 Earnings Release	February 24, 2010
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income attributable to common stockholders	$31,700	$21,849	$171,190	$260,098
Depreciation and amortization (1)	41,780	42,150	164,923	163,045
Loss (gain) on sales of properties	(16,487)	(33,120)	(43,394)	(163,933)
Noncontrolling interests	(564)	(81)	(798)	(342)
Prepayment fees	(2,400)	0	(2,400)	0

Funds from operations	54,029	30,798	289,521	258,868
Impairment of assets	23,350	32,648	25,223	32,648
Realized loss on derivatives	0	21,880	0	23,393
Terminated transaction costs	0	2,291	0	2,291
Non-recurring G&A expenses (2)	0	0	3,909	0
Loss (gain) on extinguishment of debt	410	0	25,107	(2,094)
Provision for loan losses	23,121	94	23,261	94
Additional other income	(8,059)	(2,500)	(8,059)	(2,500)
Non-recurring income tax expense	0	0	0	1,325

Funds from operations — normalized	$92,851	$85,211	$358,962	$314,025

Average common shares outstanding:
Basic	122,700	103,329	114,207	93,732
Diluted	123,105	103,840	114,612	94,309

Per share data:
Net income attributable to common stockholders
Basic	$0.26	$0.21	$1.50	$2.77
Diluted	0.26	0.21	1.49	2.76

Funds from operations
Basic	$0.44	$0.30	$2.54	$2.76
Diluted	0.44	0.30	2.53	2.74

Funds from operations — normalized
Basic	$0.76	$0.82	$3.14	$3.35
Diluted	0.75	0.82	3.13	3.33

FFO Payout Ratio
Dividends per common share	$0.68	$0.68	$2.72	$2.70
FFO per diluted share	$0.44	$0.30	$2.53	$2.74

FFO payout ratio	155%	227%	108%	99%

FFO Payout Ratio — Normalized
Dividends per share	$0.68	$0.68	$2.72	$2.70
FFO per diluted share — normalized	$0.75	$0.82	$3.13	$3.33

FFO payout ratio — normalized	91%	83%	87%	81%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Amounts recognized in connection with the departure of Raymond Braun.

4Q09 Earnings Release	February 24, 2010
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income attributable to common stockholders	$31,700	$21,849	$171,190	$260,098
Depreciation and amortization (1)	41,780	42,150	164,923	163,045
Loss (gain) on sales of properties	(16,487)	(33,120)	(43,394)	(163,933)
Prepayment fees	(2,400)	0	(2,400)	0
Noncontrolling interests	(472)	(18)	(530)	(44)
Gross straight-line rental income	(4,917)	(4,682)	(19,415)	(20,489)
Prepaid/straight-line rent receipts	7,211	12,602	30,674	28,282
Amortization related to above/(below) market leases, net	(369)	(363)	(1,713)	(1,039)
Non-cash interest expense	3,387	2,899	11,897	11,232
Cap-ex, tenant improvements, lease commissions	(5,025)	(2,865)	(13,819)	(6,347)

Funds available for distribution	54,408	38,452	297,413	270,805
Impairment of assets	23,350	32,648	25,223	32,648
Realized loss on derivatives	0	21,880	0	23,393
Terminated transaction costs	0	2,291	0	2,291
Non-recurring G&A expenses (2)	0	0	3,909	0
Loss (gain) on extinguishment of debt	410	0	25,107	(2,094)
Provision for loan losses	23,121	94	23,261	94
Additional other income	(8,059)	(2,500)	(8,059)	(2,500)
Non-recurring income tax expense	0	0	0	1,325
Prepaid/straight-line rent receipts	(7,211)	(12,602)	(30,674)	(28,282)

Funds available for distribution — normalized	$86,019	$80,263	$336,180	$297,680

Average common shares outstanding:
Basic	122,700	103,329	114,207	93,732
Diluted	123,105	103,840	114,612	94,309

Per share data:
Net income attributable to common stockholders
Basic	$0.26	$0.21	$1.50	$2.77
Diluted	0.26	0.21	1.49	2.76

Funds available for distribution
Basic	$0.44	$0.37	$2.60	$2.89
Diluted	0.44	0.37	2.59	2.87

Funds available for distribution — normalized
Basic	$0.70	$0.78	$2.94	$3.18
Diluted	0.70	0.77	2.93	3.16

FAD Payout Ratio
Dividends per common share	$0.68	$0.68	$2.72	$2.70
FAD per diluted share	$0.44	$0.37	$2.59	$2.87

FAD payout ratio	155%	184%	105%	94%

FAD Payout Ratio — Normalized
Dividends per common share	$0.68	$0.68	$2.72	$2.70
FAD per diluted share — normalized	$0.70	$0.77	$2.93	$3.16

FAD payout ratio — normalized	97%	88%	93%	85%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Amounts recognized in connection with the departure of Raymond Braun.

4Q09 Earnings Release	February 24, 2010
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Current Outlook
	Year Ended
	December 31, 2010
	Low	High
FFO Reconciliation:
Net income attributable to common stockholders	$178,420	$197,170
Depreciation and amortization (1)	206,500	206,500

Funds from operations	384,920	403,670
Non-recurring G&A expenses (2)	2,580	2,580

Funds from operations — normalized	$387,500	$406,250
Per share data (diluted):
Net income attributable to common stockholders	$1.43	$1.58
Funds from operations	3.08	3.23
Funds from operations — normalized	3.10	3.25

FAD Reconciliation:
Net income attributable to common stockholders	$178,420	$197,170
Depreciation and amortization (1)	206,500	206,500
Gross straight-line rental income	(18,000)	(18,000)
Amortization related to above/(below) market leases, net	(6,500)	(6,500)
Non-cash interest expense	13,000	13,000
Cap-ex, tenant improvements, lease commissions	(17,000)	(17,000)

Funds available for distribution	356,420	375,170
Non-recurring G&A expenses (2)	2,580	2,580

Funds available for distribution — normalized	$359,000	$377,750
Per share data (diluted):
Net income attributable to common stockholders	$1.43	$1.58
Funds available for distribution	2.85	3.00
Funds available for distribution — normalized	2.87	3.02
Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.

(2) Expenses recognized in connection with performance-based stock award.